Exhibit 10.2

AMENDMENT NO. 2 TO PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO PURCHASE AGREEMENT (this “Amendment”) is entered into as of September 7, 2022, by and among Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), RJB Partners LLC, a Delaware limited liability company (the “Purchaser”) and, solely for purposes of being bound by Section 5 of the Purchase Agreement, and solely in his capacity as the Guarantor, Joseph N. Sanberg (the “Guarantor”). Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Company, the Purchaser and the Guarantor are party to that certain Purchase Agreement, dated as of April 29, 2022, as amended by that certain Amendment No. 1, dated as of August 7, 2022 (as amended, the “Purchase Agreement”); and

WHEREAS, the parties hereto mutually desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendment to Recitals of the Purchase Agreement. The first WHEREAS clause of the Purchase Agreement is hereby amended by deleting clause (ii) in its entirety and replacing it with the following:

“(ii) at the Subsequent Closing (as defined below), for an aggregate purchase price of $56,500,000, 10,000,000 shares of Class A Common Stock (the “Subsequent PIPE Shares” and, together with the Initial PIPE Shares, the “PIPE Shares”), at a price per share of $5.65 (such transactions, the “PIPE”);”

2.Amendment to Section 1 of the Purchase Agreement. Section 1 of the Purchase Agreement is hereby amended by deleting the definition of “Subsequent Closing Date” in its entirety and replacing it with the following:

“Subsequent Closing Date” shall mean September 30, 2022, or such earlier date as mutually agreed by the parties in writing.”

3.Amendment to Section 2 of the Purchase Agreement. Section 2 of the Purchase Agreement is hereby amended by deleting Section 2(b)(i) in its entirety and replacing it with the following:

“(i)The Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser at the Subsequent Closing concurrently with the receipt of the purchase price, the Subsequent PIPE Shares, for an aggregate purchase price equal to $56,500,000.”

4.Amendment to Section 5 of the Purchase Agreement. Section 5 of the Purchase Agreement is hereby amended by deleting Section 5 in its entirety and replacing it with the following:

“As an inducement to the Company to enter into the Amendment, Guarantor hereby irrevocably and unconditionally guarantees the payment of the aggregate purchase price of $56,500,000 for the Subsequent PIPE Shares in accordance with this Agreement (the “Guarantee”). Notice of acceptance of this Guarantee, as well as demand and protest with respect to such underlying payment obligations, are hereby waived by Guarantor. This Guarantee is and shall be an irrevocable, continuing, absolute and unconditional guarantee by the Guarantor. The obligations of Guarantor under this Guarantee shall not be subject to any counterclaim, setoff, deduction or defense based on any claim Guarantor may have against the Company or any other person or entity and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than the full performance of the Purchaser’s obligation to pay the aggregate purchase price of $56,500,000 for the Subsequent PIPE Shares.”

5.Miscellaneous.

a.Unless the context otherwise requires, the term “Agreement” as used in the Purchase Agreement shall be deemed to refer to the Purchase Agreement as amended by this Amendment.

b.Except as expressly set forth herein, this Amendment shall not limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the parties under the Purchase Agreement, and shall not alter, modify, amend or in any way affect any of the terms contained in the Purchase Agreement, which shall remain in full force and effect in accordance with its original terms.

c.The provisions of Sections 13, 14, 15, 16, 18, 20, and 22 of the Purchase Agreement shall be deemed to apply, mutatis mutandis, to this Amendment.

d.EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR

PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

e.This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one (1) and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or by an electronic scan delivered by electronic transmission.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Purchase Agreement as of the date first written above.

BLUE APRON HOLDINGS, INC.

By:	/s/ Linda Findley
Name:	Linda Findley
Title:	President and Chief Executive Officer

RJB PARTNERS LLC

By:	/s/ Joseph Sanberg
Name:	Joseph Sanberg
Title:	Managing Member

GUARANTOR

Solely for purposes of being bound by Section 5 of this Amendment and the Purchase Agreement, and solely in his capacity as Guarantor

By:	/s/ Joseph Sanberg
Name:	Joseph Sanberg

[Signature Page to Amendment No. 2 to Purchase Agreement]